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                                                                      Exhibit 99


                                  PRESS RELEASE

                                J2 COMMUNICATIONS

                          RECEIVES NASDAQ NOTIFICATION
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                  LOS ANGELES, CALIFORNIA...DECEMBER 24, 2001.

         J2 COMMUNICATIONS (NASDAQ: JTWO) ANNOUNCED TODAY THAT, ON DECEMBER 21, 2001, THE COMPANY RECEIVED NOTIFICATION FROM NASDAQ INDICATING THAT THE COMPANY FAILED TO COMPLY WITH THE REQUIREMENTS FOR CONTINUED LISTING ON THE NASDAQ SMALLCAP MARKET. THE NOTIFICATION WAS MADE PURSUANT TO NASDAQ MARKETPLACE RULE 4310(C)(2)(B) FOR FAILURE TO MEET THE QUANTITATIVE LISTING REQUIREMENTS CONTAINED IN SUCH RULE AND RULES 4350(E) AND 4350(G) FOR FAILURE BY THE COMPANY TO HOLD ITS ANNUAL MEETING FOR THE YEAR 2000 WITHIN THE TIME LIMITS REQUIRED UNDER SUCH RULES. ACCORDINGLY, NASDAQ HAS NOTIFIED THE COMPANY THAT ITS SECURITIES ARE SUBJECT TO DELISTING FROM THE NASDAQ SMALLCAP MARKET. THE COMPANY INTENDS TO REQUEST A HEARING BEFORE THE NASDAQ LISTING QUALIFICATIONS PANEL TO APPEAL NASDAQ'S DETERMINATION AND THE DELISTING WILL BE STAYED PENDING THE PANEL'S DECISION. HOWEVER, THERE CAN BE NO ASSURANCE THAT THE COMPANY'S APPEAL FOR CONTINUED LISTING WILL SUCCEED.

                             ABOUT J2 COMMUNICATIONS

         J2 COMMUNICATIONS (NASDAQ: JTWO), WHICH OWNS NATIONAL LAMPOON, ONE OF THE LEADING BRANDS IN COMEDY, IS AN INTERNET-BASED, INTERACTIVE ENTERTAINMENT COMPANY. Nationallampoon.com, ITS NEWEST COMEDY CREATION, EMPLOYS CUTTING-EDGE TECHNOLOGY TO DELIVER ITS OWN BRAND OF BITING HUMOR ON A HIGHLY INTERACTIVE COMEDY NETWORK CREATED FOR THE INTERNET. SHOWCASING HILARIOUS NEW CHARACTERS AND FEATURES, THE SITE DEBUTED IN 1999. THE COMPANY ALSO SELLS ADVERTISING AND MERCHANDISE ON THE SITE.
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         NATIONAL LAMPOON IS ALSO ACTIVE IN A BROAD ARRAY OF ENTERTAINMENT
ACTIVITIES, INCLUDING FEATURE FILMS, TELEVISION PROGRAMMING, INTERACTIVE ENTERTAINMENT, HOME VIDEO, COMEDY AUDIO CD'S AND BOOK PUBLISHING.

         FOR MORE INFORMATION CONTACT: JAMES P. JIMIRRO 310/474-5252

                           FORWARD-LOOKING STATEMENTS

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS, FORECASTS AND ASSUMPTIONS. IN SOME CASES FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY FORWARD-LOOKING WORDS LIKE "INTEND," "HOPE," "WILL," "MAY," "SHOULD," "EXPECT," "ANTICIPATE," "BELIEVE," "ESTIMATE," "PREDICT," "CONTINUE," OR SIMILAR WORDS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL OUTCOMES AND RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS, FORECASTS AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE THE OUTCOME OF ANY ISSUES ARISING OUT OF THE TERMINATION OF THE LETTER AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OUTCOME OF ANY RESULTING LITIGATION OR ADMINISTRATIVE PROCEEDING, THE CURRENT ECONOMIC CLIMATE IN THE UNITED STATES AND THE CURRENT FISCAL STATE OF THE COMPANY WHICH MAY EACH EFFECT THE COMPANY'S ABILITY TO SOLICIT POTENTIAL ACCEPTABLE ACQUISITION TRANSACTIONS, AND OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE ENUMERATED AND DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH FILINGS ARE AVAILABLE ON THE SEC'S WEBSITE AT www.sec.gov. THE COMPANY DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.